CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 14, 2004 to the Registration Statement on Amendment No. 4 to Form SB-2 dated August 5, 2005 and related prospectus of Proguard Acquisition Corp. for the registration of common shares.


/s/ Stark Winter Schenkein & Co., LLP

Denver, Colorado
August 8, 2005